UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 5, 2009

NORTH CENTRAL BANCSHARES, INC.

(Exact name of registrant as specified in its charter)

Iowa	0-27672	42-1449849
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

825 Central Avenue Fort Dodge, Iowa 50501
(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (515) 576-7531

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02           Departure of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 5, 2009, the Board of Directors (the “Board”) of North Central Bancshares (the “Company”) approved grants of restricted stock to the following non-employee directors of the Company pursuant to the Company’s 2006 Stock Incentive Plan (the “Plan”): Paul F. Bognanno, Randall L. Minear, Melvin R. Schroeder, Robert H. Singer, Jr. and Mark M. Thompson.  Each individual was granted six hundred (600) shares of restricted Company stock under the Plan.  The shares of restricted Company stock will fully vest on May 5, 2010 subject to the following vesting conditions: (1) mandatory requirement to serve as director of the Company and/or First Federal Savings Bank of Iowa (as applicable) continuously through the vesting date; and (2) mandatory attendance of at least seventy-five percent (75%) of the total meetings held by the Board and its committees on which the director serves beginning on May 5, 2009 and ending on May 5, 2010 in person or by other means of attendance.  If the director does not meet these two requirements, only a portion of the shares of restricted Company stock will vest.  Such portion will be equal to a fraction, the numerator of which is the number of meetings actually attended during this period and the denominator of which is the total number of meetings requiring their attendance held during this period and will be rounded to the nearest whole share.

The shares of restricted Company stock are subject to accelerated vesting on the date of the following termination events : (1) termination within six (6) months prior to May 5, 2009 as a result of death or Disability (as defined in the Plan); or (2) termination due to Change in Control (as defined in the Plan).  However, if the director terminates service as director before the vesting date not as a result of death, Disability or Change in Control (as those terms are defined in the Plan), no portion of the shares of restricted Company stock will vest.

In addition, effective May 5, 2009, David Bradley, the Chairman and Chief Executive Officer of the Company, and C. Thomas Chalstrom, Executive Vice President of the Company, voluntarily forfeited the remaining unvested options to purchase shares of the Company’s common stock held by them.  These options were granted to Mr. Bradley and Mr. Chalstrom on February 24, 2006 with an exercise price of $38.67 per share.  Mr. Bradley forfeited options to purchase 4,000 shares of common stock.  Mr. Chalstrom forfeited options to purchase 2,000 shares of commons stock.  Neither Mr. Bradley nor Mr. Chalstrom received any consideration in exchange for the forfeiture of the options.

Item 8.01.          Other Events

The Company held its 2009 Annual Meeting on May 5, 2009.  At the meeting, David M. Bradley and Robert H. Singer, Jr. were re-elected as Directors of North Central Bancshares, Inc., each to serve for a three year term ending in 2012.  The Company’s shareholders also approved a nonbinding advisory proposal on the Company’s executive pay policies and procedures.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTH CENTRAL BANCSHARES, INC.

By:	/s/ David M. Bradley
Name:	David M. Bradley
Title:	Chairman, President and Chief Executive
Officer

Dated:  May 5, 2009